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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX) of our report dated February 14, 2001, included in the 2000 Annual Report to Shareholders of CSX.

We also consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-2084 and 333-54700) and in each Form S-8 Registration Statement (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736, 33-57029,
333-09213, 333-73427, 333-73429, 333-32008, 333-43382, and 333-48896) of our
report dated February 14, 2001, with respect to the consolidated financial statements of CSX incorporated by reference in this Annual Report (Form 10-K) for the fiscal year ended December 29, 2000.

Our audits also included Note 20 to the consolidated financial statements of CSX listed in Item 14(a). Note 20 is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion,
Note 20 to the consolidated financial statements referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ ERNST & YOUNG LLP


Richmond, Virginia
February 28, 2001